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EXHIBIT 21.

AMC ENTERTAINMENT INC. AND SUBSIDIARIES, (AND JURISDICTION OF ORGANIZATIONS)

AMC ENTERTAINMENT INC.,  (Delaware)
     American Multi-Cinema, Inc.,  (Missouri)
     AMC Entertainment International, Inc.,  (Delaware)
         AMC  Entertainment International Limited, (United Kingdom)
            AMC Entertainment Espana S.A., (Spain)
            Actividades Multi-Cinemas E Espectaculos, LDA, (Portugal) AMC Theatres of U.K., Limited, (United Kingdom)
            AMC Europe S.A., (France)
         Japan AMC Theatres, Inc.,  (Japan)
     National Cinema Network, Inc.,  (Delaware)
         National Cinema Network of Canada, Inc.,  (Nova Scotia)
     AMC Realty, Inc.,  (Delaware)
         Centertainment, Inc.,  (Delaware)
             Centertainment Development, Inc.,  (Delaware)
                 Pavilion Holdings LLC,  (Delaware)
     AMC License Corp.,  (Delaware)
     AMCPH Holdings, Inc.,  (Missouri)
         PMBA Unit (AMC) L.P.,  (Delaware)
         PMC Management, Inc.,  (Delaware)

All subsidiaries are wholly-owned.